Exhibit 99.1

PRECISION OPTICS CORPORATION
22 EAST BROADWAY
GARDNER, MASSACHUSETTS 01440-3338
Telephone 978 / 630-1800
Telefax 978 / 630-1487

POC:24-0346
Page 1 of 4

NEWS RELEASE

FOR IMMEDIATE RELEASE	Friday, September 3, 2004

PRECISION OPTICS CORPORATION ANNOUNCES
FOURTH QUARTER AND YEAR END RESULTS

GARDNER, Massachusetts - Precision Optics Corporation, Inc. (Nasdaq: POCI) today announced operating results on an unaudited basis for the fourth quarter of fiscal year 2004 ended June 30, 2004.

Fourth Quarter Operating Results

Revenues – For the quarter ended June 30, 2004, revenues were $285,576 compared to $363,947 for the same period last year, a decrease of 21.5% . Revenues in the quarter decreased 9.0% from the preceding quarter ended March 31, 2004.

Net Loss – For the quarter ended June 30, 2004, net loss was $1,011,525, or $0.58 per share, an increase of $3,353, from the net loss of $1,008,172, or $0.58 per share, for the same period last year. The weighted average common shares outstanding were 1,752,053 during both periods.

Special Charges – Net loss for the quarter ended June 30, 2004 included provisions for obsolete and slow moving inventories of $191,200. Net loss for the quarter ended June 30, 2003 included a provision for asset impairment of $123,511.

Fiscal Year 2004 Operating Results

Revenues – For the year ended June 30, 2004, revenues were $1,464,964 compared to $2,399,217 for the same period last year, a decrease of 38.9% .

Net Loss – For the year ended June 30, 2004, net loss was $3,684,076, or $2.10 per share, an increase of $756,314 compared to the net loss of $2,927,762, or $1.67 per share, for the year ended June 30, 2003. The weighted average common shares outstanding were 1,752,053 during both periods.

Special Charges – Net loss for the year ended June 30, 2004 and 2003 included provisions for asset impairment and restructuring of $52,208 and $176,642, respectively. Net loss for the year ended June 30, 2004 included provisions for obsolete and slow-moving inventories of $500,000.

Cash Flow and Expenditures

For the quarter ended June 30, 2004, cash and cash equivalents decreased by approximately $602,000 compared to a decrease of approximately $781,000 for the previous quarter ended March 31, 2004. Cash disbursements during the quarter ended March 31, 2004 included approximately $52,000 paid for employee severance costs.

Capital equipment expenditures during the year ended June 30, 2004 were approximately $33,600, up 21% from the same period in 2003. Future capital expenditures will depend on future sales and the success of ongoing research and development efforts.

For the quarter ended June 30, 2004, research and development expenses were approximately $339,000, up 2% from $333,000 for the quarter ended June 30, 2003. Quarterly research and development expenses depend on the Company’s assessment of new product opportunities.

Precision Optics Corporation—Fourth Quarter and Year End Results	Page 2 of 4

Successful Completion of Rights Offering

As previously announced, in July 2004, the Company completed a rights offering to stockholders. Stockholders exercised subscription rights to purchase the entire 5,256,159 shares of common stock offered at a subscription price of $1.00 per share, raising gross proceeds of $5,256,159.

There were 1,324,666 shares purchased through the exercise of basic subscription rights and an additional 3,931,493 shares purchased through the over subscription privilege. The Company received subscriptions for a total of 7,554,093 shares, exceeding the total number of shares offered by 2,297,934 shares, or 43.7% .

Customer Relationships

The Company is in discussions with several customers regarding manufacturing of prototypes of advanced endoscopes incorporating ultra-small lenses, ranging in size from .5 mm to 1 mm, which include utilization of the Company’s patent-pending micro-precisionTM lens technology. These initiatives encompass a variety of innovative techniques involving minimally invasive surgery.

Expense Reduction

As previously announced, the Company has taken additional measures to realign its cost structure with current revenue expectations. In January 2004, the Company reduced its workforce by five full-time employees, a 15% reduction. As a result of this action, the Company recorded a non-recurring pretax charge to earnings of $52,208 for employee severance benefits in the quarter ended March 31, 2004. In addition, the Company is in the process of reviewing other expense areas to determine where additional reductions in discretionary spending can be achieved.

Outlook

The Company expects its recent pattern of quarter-to-quarter revenue fluctuations to continue, due to the uncertain timing of orders from customers and their size in relation to total revenues. The Company continues to move forward with new products and technical innovations, in particular, the development of a new generation (patent pending) of its world-class product line of 3-D endoscopes, the development of a new prototype 2.7 mm endoscope, and new instruments utilizing the Company’s new micro-precisionTM lens technology (patent pending) for endoscopes under 1 mm. The Company continues to explore potential applications of single-molecule technology and nanotechnology.

About Precision Optics

Precision Optics Corporation, a leading developer and manufacturer of advanced optical instruments since 1982, designs and produces high-quality optical thin film coatings, medical instruments, and other advanced optical systems. The Company’s medical instrumentation line includes laparoscopes, arthroscopes and endocouplers and a world-class product line of 3-D endoscopes for use in minimally invasive surgical procedures.

The Company is currently developing specialty instruments incorporating its patent-pending LENSLOCKTM technology which ensures lower cost, easier repairability and enhanced durability as well as ultra-small instruments (some with lenses less than one millimeter in diameter) utilizing patent-pending micro-precisionTM lens technology. The Company is also exploring new initiatives in single-molecule technology and nanotechnology for biomedical and other applications.

Precision Optics Corporation is certified to the ISO 9001 Quality Standard, and complies with the FDA Good Manufacturing Practices and the European Union Medical Device Directive for CE Marking of its medical products. The Company’s Internet Website is www.poci.com.

Precision Optics Corporation—Fourth Quarter and Year End Results	Page 3 of 4

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED
June 30, 2004 AND 2003
(UNAUDITED)

	-- THREE MONTHS --		--TWELVE MONTHS--
	2004	2003	2004		2003

REVENUES	$285,576	$363,947		$1,464,964	$2,399,217
COST OF GOODS SOLD	547,936	465,052		2,062,902	2,072,238
Gross Profit (Loss)	(262,360)	(101,105)		(597,938)	326,979
RESEARCH and DEVELOPMENT	338,651	332,610		1,319,345	1,235,252
SELLING, GENERAL and
ADMINISTRATIVE EXPENSES	411,389	460,929		1,731,713	1,881,313
PROVISION FOR IMPAIRMENT AND	—	123,511		52,208	176,642
RESTRUCTURING
LOSS ON SALE OF ASSETS HELD
FOR SALE	—	—		—	19,171

Total Operating Expenses	750,040	917,050		3,103,266	3,312,378
Operating Loss	(1,012,400)	(1,018,155)		(3,701,204)	(2,985,399)

INTEREST INCOME	1,787	11,020		18,089	65,443
INTEREST EXPENSE	—	(125)		(49)	(6,894)

LOSS BEFORE PROVISION FOR
INCOME TAXES	$(1,010,613)	$(1,007,260)		$(3,683,164)	$(2,926,850)
PROVISION FOR INCOME TAXES	912	912		912	912

NET LOSS	$(1,011,525)	$(1,008,172)		$(3,684,076)	$(2,927,762)

Basic and Diluted Loss Per Share	$(0.58)	$(0.58)	$	(2.10)	$(1.67)

Weighted Average Common Shares
Outstanding	1,752,053	1,752,053		1,752,053	1,752,053

Precision Optics Corporation—Fourth Quarter and Year End Results	Page 4 of 4

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

ASSETS

June 30, 2004		June 30, 2003

CURRENT ASSETS
Cash and Cash Equivalents	$343,260	$3,504,414
Accounts Receivable, Net	80,195	191,669
Inventories	917,998	1,257,288
Prepaid Expenses	80,646	91,213
Deferred Financing Costs	171,885	—
Assets Held for Sale	—	152,550

Total Current Assets	1,593,984	5,197,134
PROPERTY AND EQUIPMENT	4,199,835	4,013,680
Less: Accumulated Depreciation	(3,920,593)	(3,723,350)

Net Property and Equipment	279,242	290,330

OTHER ASSETS	224,088	236,156

TOTAL ASSETS	$2,097,314	$5,723,620

LIABILITIES AND STOCKHOLDERS' EQUITY

TOTAL CURRENT LIABILITIES	$593,342	$534,017

OTHER	$—	$1,555

STOCKHOLDERS' EQUITY
Common Stock, $.01 par value-
Authorized -- 20,000,000 shares
Issued and Outstanding – 1,752,053 shares
at June 30, 2004 and 2003	17,521	17,521
Additional Paid-in Capital	27,770,175	27,770,175
Accumulated Deficit	(26,283,724)	(22,599,648)

Total Stockholders' Equity	1,503,972	5,188,048

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY	$2,097,314	$5,723,620

Forward-looking statements contained in this news release, including those related to the Company’s products under development and revenue estimates, are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. These risks and uncertainties, many of which are not within the Company’s control, include, but are not limited to, the uncertainty and timing of the successful development of the Company’s new products; the risks associated with reliance on a few key customers; the Company’s ability to maintain compliance with requirements for continued listing on the NASDAQ SmallCap Market; the Company’s ability to attract and retain personnel with the necessary scientific and technical skills, the timing and completion of significant orders; the timing and amount of the Company’s research and development expenditures; the timing and level of market acceptance of customers’ products for which the Company supplies components; performance of the Company’s vendors; the ability of the Company to control costs associated with performance under fixed price contracts; and the continued availability to the Company of essential supplies, materials and services; and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2003.

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